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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 1, 1995


                                      among


                         CONSOLIDATED FREIGHTWAYS, INC.,

                                     Issuer,


                                       and


                              MERRILL LYNCH & CO.,
                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED,

                              GOLDMAN, SACHS & CO.,

                         J.P. MORGAN SECURITIES INC. AND

                              SALOMON BROTHERS INC,
                               Initial Purchasers



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

                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered as of June 1, 1995, among CONSOLIDATED FREIGHTWAYS, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., J.P. MORGAN SECURITIES INC. and SALOMON BROTHERS INC (the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated May 25, 1995 among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $100,000,000 principal amount of the Company's 7.35% Notes due 2005 (the "Debt Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree, and all other Holders (as defined below) of Registrable Securities from time to time, by their acceptance thereof, shall be conclusively deemed to have agreed, as follows:

          1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "CLOSING DATE" shall mean the date on which the Closing Time (as defined in the Purchase Agreement) occurs.

          "COMPANY" shall have the meaning set forth in the preamble and also includes the Company's successors.

          "DEBT SECURITIES" shall have the meaning set forth in the preamble.

          "DEPOSITARY" shall mean the Trustee, or any other exchange agent appointed by the Company.

          "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "EXCHANGE SECURITIES" shall mean 7.35% Notes due 2005 issued by the Company under the Indenture containing terms identical in all material respects to the Debt Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Debt Securities or, if no such interest has been paid, from the date of their original issue, (ii) the transfer restrictions thereon shall be eliminated, (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated and (iv) the denominations thereof shall be $1000 and integral multiples of $1000), to be offered to Holders of Debt Securities in exchange for Debt Securities pursuant to the Exchange Offer.

          "HOLDERS" shall mean each of the Initial Purchasers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who shall at the time be owners of Registrable Securities under the Indenture; provided that the term Holder shall exclude any underwriter who purchased Registrable Securities for distribution in an underwritten public offering pursuant to an effective Registration Statement.

          "INDENTURE" shall mean the Indenture relating to the Debt Securities dated as of August 1, 1989 between the Company and Bank One, Columbus, NA, as successor trustee, as the same may be amended from time to time in accordance with the terms thereof, or such other indenture as may be reasonably acceptable to Merrill Lynch.

          "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

          "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount; and PROVIDED, FURTHER, that whenever the consent or approval of Holders of Registrable Notes is required hereunder with regard to matters related to an underwritten registration or similar offering or with regard to matters pertaining to a Registration Statement, Registrable Securities held by Holders not participating in such underwritten registration or similar offering, or Registrable Securities not registered pursuant to such Registration Statement (or, at any time prior to the filing of a Subject Registration Statement and after the determination to file such Subject Registration Statement is made, Registrable Securities whose Holders have not requested that such Registrable Securities be included in such Subject Registration Statement), as the case may be, shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "MERRILL LYNCH" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Initial Purchasers.

          "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Subject Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

          "PURCHASER SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b)(iii) of this Agreement with respect to offers and sales of Registrable Securities held by any or all of the Initial Purchasers (except Registrable Securities which the Initial Purchasers have elected not to include in such Purchaser Shelf Registration Statement or the Initial Purchasers of which have not complied with their obligations under the penultimate paragraph of
     Section 3 hereof or under the penultimate sentence of Section 2(b) hereof) after completion of the Exchange Offer on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

          "REGISTRABLE SECURITIES" shall mean the Debt Securities; PROVIDED, HOWEVER, that any Debt Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Debt Securities shall have been declared effective under the 1933 Act and such Debt Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Debt Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule
     144A) under the 1933 Act, (iii) such Debt Securities shall have become eligible for resale pursuant to Rule 144(k) under the 1933 Act, (iv) such Debt Securities shall have ceased to be outstanding or (v) such Debt Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm of legal counsel for any underwriters and Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities),
     (iii) all expenses of printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of "cold comfort" letters required by this Agreement, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, and
     (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
     Section 2(b) hereof.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b)(i) or
     (ii) of this Agreement which covers all of the Registrable Securities (except Registrable Securities which the Holders have elected not to include in such Shelf Registration Statement or the Holders of which have not complied with their obligations under the penultimate paragraph of
     Section 3 hereof or under the penultimate sentence of Section 2(b) hereof) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

          "SUBJECT REGISTRATION STATEMENT" shall mean a Shelf Registration Statement or a Purchaser Shelf Registration Statement or both (as the context requires).

          "TRUSTEE" shall mean the trustee with respect to the Debt Securities under the Indenture.

All references herein to information which is "included" or "contained" in a Registration Statement or Prospectus, and all references of like import, shall include the information (including financial statements) incorporated or deemed to be incorporated by reference therein, and all references herein to amendments or supplements to a Registration Statement or Prospectus shall include any documents filed by the Company under the 1934 Act which is deemed to be incorporated by reference therein.

          2. REGISTRATION UNDER THE 1933 ACT. (a) EXCHANGE OFFER REGISTRATION. To the extent not prohibited by law (including, without limitation, any applicable interpretation of the Staff of the SEC), the Company shall use its best efforts (A) to file within 30 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities (except Registrable Securities held by an Initial Purchaser and acquired directly from the Company if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to the Initial Purchasers, pursuant to applicable law or SEC interpretation, to participate in the Exchange Offer) for Exchange Securities, (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 120 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 150 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) and broker-dealers who purchased Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the 1933 Act) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the distribution (within the meaning of the 1933
Act) of Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) use the services of the Depositary for the Exchange Offer;

          (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Debt Securities exchanged; and

          (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

          Interest on each Exchange Security will accrue from the last date on which interest was paid or duly provided for on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of their original issue. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer,
(iii) that there shall not have been adopted or enacted any law, statute, rule or regulation, (iv) that there shall not have been declared by United States federal or California or New York state authorities a banking moratorium, (v) that trading on the New York Stock Exchange or generally in the United States over-the-counter market shall not have been suspended by order of the SEC or any other governmental authority and (vi) such other conditions as may be reasonably acceptable to Merrill Lynch, in each of clauses (ii) through (v), which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. In addition, each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of business and (iii) it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities. Each Participating Broker-Dealer shall be required to make such representations as, in the reasonable judgment of the Company, may be necessary under applicable SEC rules, regulations or interpretations or customary in connection with similar exchange offers. Each Holder (including Participating Broker-Dealers) shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. The Exchange Offer shall be subject to the further condition that no stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement and no proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose. To the extent permitted by law, the Company shall, upon request of Merrill Lynch, inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to, and, if requested by the Company, shall, contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          For greater clarity, the Company's obligation to use its best efforts to make the Exchange Offer hereunder terminates at the close of business on the 150th day following the Closing Date.

          (b) SHELF REGISTRATION. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 120 days after the Closing Date, or (iii) upon the request of Merrill Lynch (but only with respect to any Registrable Securities which the Initial Purchasers acquired directly from the Company) following the consummation of the Exchange Offer if any of the Initial Purchasers shall hold Registrable Securities which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the reasonable opinion of counsel to the Initial Purchasers, pursuant to applicable law or applicable interpretation of the staff of the SEC to participate in the Exchange Offer, the Company shall, at its cost (in the case of (i) and (ii) above) or at the cost of the Initial Purchasers (in the case of (iii) above, which cost the Initial Purchasers hereby agree to pay, unless the Company is required by clause (i) or (ii) above to file a Shelf Registration Statement and Purchaser Shelf Registration Statement is a combined Registration Statement with the Shelf Registration Statement):

          (A) in the event clause (i) or (ii) is applicable, as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities (other than Registrable Securities owned by Holders who have elected not to include such Registrable Securities in such Shelf Registration Statement or who have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of this Section 2(b)) by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 150th day after the Closing Date. In the event that the Company is required to file a Purchaser Shelf Registration Statement upon the request of Merrill Lynch pursuant to clause (iii) above, the Company shall use its best efforts (unless clauses (i) or (ii) above are applicable) to file and have declared effective by the SEC an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities (other than Registrable Securities acquired directly from the Company and held by the Initial Purchasers) and use its best efforts to file, promptly after any such request from Merrill Lynch, and have declared effective, a Purchaser Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer

     Registration Statement or, if clause (i) or (ii) above is applicable, a combined Registration Statement with the Shelf Registration Statement);

          (B) use its reasonable efforts to keep the relevant Subject Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date a Shelf Registration Statement is declared effective by the SEC (or one year from the date a Purchaser Shelf Registration Statement is declared effective) or in each case such shorter period which will terminate when all of the Registrable Securities covered by the relevant Subject Registration Statement have been sold pursuant to the such Subject Registration Statement or otherwise are no longer Registrable Securities; and

          (C) notwithstanding any other provisions hereof, use its reasonable efforts to ensure that (i) any Subject Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Subject Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Subject Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          To the extent permitted by law, the Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement (if reasonably requested by one firm of legal counsel selected by the Majority Holders) or the Purchaser Shelf Registration Statement (if reasonably requested by Merrill Lynch), as the case may be, with respect to information relating to the Holders or the Initial Purchasers, respectively, and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Subject Registration Statement to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities registered thereby or the relevant Initial Purchasers, as the case may be, copies of any such supplement or amendment promptly after its being used or filed with the SEC. Anything herein to the contrary notwithstanding, the Company shall not be required to (x) permit or effect more than one underwritten offering of Registrable Securities pursuant to the Shelf Registration Statement,
(y) permit or effect any underwritten offerings under the Purchaser Shelf Registration Statement or (z) permit or effect any offerings through sales agents, distributors or other similar offerings in respect of any Registration Statement. The Company may require, as a condition to including the Registrable Securities of any Holder in any Subject Registration Statement, that such Holder shall have furnished to the Company a written agreement to the effect that such Holder agrees to comply with and be bound by the provisions of this Registration Rights Agreement. For further clarity, the Company shall have no obligation to keep the Shelf Registration Statement effective after consummation of the Exchange Offer, and the Company's obligations to use its best efforts to file a Shelf Registration Statement and to keep such Shelf Registration Statement effective shall immediately terminate upon effectiveness of the Exchange Offer Registration Statement (regardless of when such effectiveness shall occur).

          (c) EXPENSES. The Company (i) shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b), except that the Initial Purchasers shall pay all Registration Expenses in connection with any Purchaser Shelf Registration Statement pursuant to which only Registrable Securities which they acquired directly from the Company are registered for resale, and (ii) in the case of the Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm of legal counsel (reasonably satisfactory to the Company) designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith (including any Initial Purchasers whose Registrable Securities are registered for resale pursuant to such Shelf Registration Statement). Each Holder (including each Initial Purchaser) shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to any Subject Registration Statement or the exchange of its Registrable Securities pursuant to any Exchange Offer Registration Statement. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to pay the fees and disbursements of legal counsel for any Holders (including Initial Purchasers) except (A) as provided in clause (ii) of the first sentence of this paragraph, (B) to the extent such fees and disbursements constitute Registration Expenses which the Company is required to pay pursuant to the other provisions of this Agreement and (C) to the extent required by Section 5 hereof.

          (d) EFFECTIVE REGISTRATION STATEMENT. (i) The Company will be deemed not to have used its best efforts or reasonable efforts, as the case may be, to cause the Exchange Offer Registration Statement or any Subject Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless
(A) such action is, in the reasonable judgment of the Company, required by applicable law (including, without limitation, any interpretation of the SEC) or
(B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Subject Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Subject Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Subject Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Subject Registration Statement may legally resume.

          (e) INCREASE IN INTEREST RATE. In the event that (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 30th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th calendar day after the Closing Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective by the SEC on or prior to the 150th calendar day after the Closing Date, the interest rate borne by the Debt Securities shall be increased by 0.25% per annum following such 30th day in the case of clause (i) above, such 120th day in the case of clause (ii) above, or such 150th day in the case of clause (iii) above; PROVIDED that the aggregate amount of any such increase in such interest rate will in no event exceed 0.25% per annum; and PROVIDED, FURTHER that if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th day following the Closing Date, then Debt Securities owned by Persons who do not comply in all material respects with their obligations under the penultimate paragraph of Section 3 will not be entitled to any such increase in the interest rate for any day after the 150th day following the Closing Date. Upon (x) the filing of the Exchange Offer Registration Statement after the 30th day described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120th day described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150th day described in clause (iii) above, the interest rate borne by the Debt Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate.

          (f) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may, to the extent permitted by law, obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

          3.    REGISTRATION PROCEDURES.   In connection with the obligations of
the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, but only so long as the Company shall have an obligation under this Agreement to keep a Registration Statement effective, the Company shall:

          (a) use its best efforts to prepare and file with the SEC a Registration Statement, within the relevant time period specified in
     Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and use its reasonable efforts to cause such Registration Statement to remain effective in accordance with Section 2 hereof;

          (b)   to the extent permitted by law, use its reasonable efforts to
     (i) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period, (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424 under the 1933 Act, and (iii) comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five days prior to filing, that the Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities registered under the Shelf Registration Statement, to a single firm of legal counsel for the Holders (including the Initial Purchasers) and to the managing underwriters of an underwritten offering of Registrable Securities, if any, and their counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and documents incorporated by reference therein as such Holder, counsel or underwriters may reasonably request and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to Section 3(k) and the last paragraph of Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto but only during the period of time that the Company is required to keep the Shelf Registration Statement effective pursuant to this Agreement;

          (d) use its reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as the Majority Holders of Registrable Securities covered by a Registration Statement and the managing underwriter of an underwritten offering of Registrable Securities shall reasonably request at least ten days prior to the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder pursuant to such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action that would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Subject Registration Statement, notify a single firm of legal counsel for the Holders of Registrable Securities registered thereby (including any Initial Purchasers) and Merrill Lynch promptly and, if requested by such counsel or Merrill Lynch, confirm such advice in writing promptly (by notice to such counsel or to Merrill Lynch) (i) when such Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Registration Statement and the related Prospectus or for additional information after such Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of such Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to an underwriting agreement to which the Company is a party, the representations and warranties of the Company contained in such underwriting agreement cease to be true and correct in all material respects, (v) of the receipt by an appropriate officer or employee of the Company of any notification with respect to the suspension of the qualification of the Registrable Securities covered by such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) upon an appropriate officer or employee of the Company becoming aware thereof, of the happening of any event or the discovery of any facts during the period such Registration Statement is effective which (A) makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or (B) causes such Registration Statement or the related Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by Participating Broker-Dealers (as defined below) who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who notifies the Company in writing that it desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to Section 3(k) and the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Participating Broker-Dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto for a period ending 90 days following consummation of the Exchange Offer or, if earlier, when all Exchange Securities received by such Participating Broker-Dealer in exchange for Registrable Securities acquired for their own account as a result of market-making or other trading activities have been disposed of by such Participating Broker-Dealer, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer a provision to substantially the following effect (or such similar provision as is reasonably acceptable to counsel for the Initial Purchasers and as, in the reasonable opinion of the Company, may at the time be required by applicable law or SEC interpretation):

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange

          Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act"; and

          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its reasonable efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Initial Purchaser) only one, if any, "cold comfort" letter with respect to the Prospectus in the Exchange Offer Registration Statement in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer; and

          (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer and notifies the Company or causes the Company to be notified in writing that it is a Participating Broker-Dealer, the Company shall use its reasonable efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 90 days following the last date on which exchanges are accepted pursuant to the Exchange Offer, or, if earlier, when all Exchange Securities received by Participating Broker-Dealers in exchange for Registrable Securities acquired for their own account as a result of market-making or other trading activities have been disposed of by such Participating Broker-Dealers; and

          (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 90 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (or such earlier date referred to in Paragraph (C) above) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3 or otherwise;

     it being understood that, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to comply with any provision of this Section 3(f) or any other provision of this Agreement relating to the distribution of Exchange Securities by Participating Broker-Dealers, to the extent that the Company reasonably concludes (with the consent of Merrill Lynch, not to be unreasonably withheld) that compliance with such provision is no longer required by applicable law or interpretation of the staff of the SEC;

          (g) (A) in the case of an Exchange Offer, furnish one firm of legal counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish one firm of legal counsel for the Holders of Registrable Securities covered thereby copies of any request received by or on behalf of the Company, from the SEC or any state securities authority for amendments or supplements to the relevant Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide prompt notice to one firm of legal counsel for the Holders of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities registered thereby, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legend (except any customary legend borne by securities held through The Depository Trust Company or any similar depository); and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture and the officers' certificate establishing the form and terms of the Debt Securities pursuant to the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

          (k) in the case of a Shelf Registration, upon an appropriate officer or employee of the Company becoming aware of the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its reasonable efforts to prepare a supplement or post-effective amendment to the relevant Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder of Registrable Securities registered under the relevant Subject Registration Statement to suspend use of the Prospectus as promptly as practicable after an appropriate officer or employee of the Company becomes aware of the occurrence of such an event, and each Holder of Registrable Securities registered under the relevant Subject

     Registration Statement hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission or has advised such Holders that use of such Prospectus may be resumed. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, or the Company otherwise determines that use of such Prospectus may be resumed, the Company agrees promptly to notify each Holder of Registrable Securities registered under the relevant Subject Registration Statement of such determination and (if applicable) to furnish each such Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depository Trust Company (PROVIDED that the Company shall not be required to provide for any Exchange Securities or Registrable Securities to be so-called "book-entry only" securities);

          (m) unless the Indenture, as it relates to the Exchange Securities or the Registrable Securities, as the case may be, has already been so qualified, use its reasonable efforts to (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and
     (iii) execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, take all customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of the Registrable Securities registered thereby, PROVIDED that the Company shall not be required to (A) enter into (x) more than one underwriting agreement (the "Underwriting Agreement") with respect to Registrable Securities registered under the Shelf Registration Statement or (y) any underwriting agreement with respect to the sale of any Registrable Securities pursuant to a Purchaser Shelf Registration Statement or (B) enter into any sales agency agreements, distribution agreements or other similar agreements whatsoever with respect to the Registrable Securities. The Company agrees that it will in good faith negotiate the terms of any such Underwriting Agreement, which shall be in form and scope as is customary for similar offerings of debt securities with similar credit ratings (including, without limitation, representations and warranties to the underwriters) and shall otherwise be reasonably satisfactory to the Company and the managing underwriters; and:

                (i) with regard to not more than one underwritten offering pursuant to the Underwriting Agreement (opinions of counsel that are required to be filed as Exhibit 5 to any registration statement being specifically excluded from this limitation), if requested by the managing underwriters, obtain opinions of counsel to the Company (which counsel shall be reasonably satisfactory to the managing underwriters) addressed to such underwriters, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and in substantially the forms specified in the Underwriting Agreement; PROVIDED, HOWEVER, that all of such opinions shall be dated as of a single date and no updates thereof shall be required; and PROVIDED, FURTHER, that except as set forth in this paragraph (i), the Company shall have no obligation to deliver any legal opinions (excluding Exhibit 5 opinions) under or in connection with this Agreement;

                (ii) with regard to not more than one underwritten offering pursuant to the Underwriting Agreement, if requested by the managing underwriters, obtain a single "cold comfort" letter and a single update thereto not later than two weeks after the date of the original letter (or if not available under applicable accounting pronouncements or standards, a single "procedures" letter and a single update thereto) from the Company's independent certified public accountants addressed to the underwriters named in the Underwriting Agreement and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (PROVIDED that such letter need not be addressed to any Holders to whom, in the reasonable opinion of the Company's independent certified public accountants, addressing such letter is not permissible under applicable accounting standards), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" (or "procedures") letters to underwriters in connection with similar underwritten offerings; PROVIDED, HOWEVER, that except as set forth in this paragraph (ii), the Company shall have no obligation to deliver any "cold comfort" or "procedures" letters or any updates thereto under or in connection with this Agreement; and

                (iii) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar underwritten offerings.

Notwithstanding anything herein to the contrary, the Company shall have no obligation to enter into any underwriting agreement or permit an underwritten offering of Registrable Securities unless a request therefor shall have been received from a majority of the Holders of all Registrable Securities then outstanding. In the case of such a request for an underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering (but may indicate that whether or not all Registrable Securities are included will be at the discretion of the underwriters), (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration, and to the extent customary in connection with a "due diligence" investigation for an offering of debt securities with a similar credit rating to that of the Registrable Securities, make available for inspection by representatives appointed by the Majority Holders and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and one firm of legal counsel retained for all Holders participating in such Shelf Registration, and one firm of legal counsel to the underwriters, if any, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriters or counsel in connection with the Shelf Registration Statement; PROVIDED that, if any such records, documents or other information relates to pending or proposed acquisitions or dispositions, or otherwise relates to matters reasonably considered by the Company to constitute sensitive or proprietary information, the Company need not provide such records, documents or information unless the foregoing parties enter into a confidentiality agreement in customary form and reasonably acceptable to such parties and the Company;

          (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as Merrill Lynch or one firm of legal counsel to the Initial Purchasers may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to Merrill Lynch, one firm of legal counsel appointed by the Majority

     Holders to represent the Holders participating in such Shelf Registration, the managing underwriters of an underwritten offering of Registrable Securities, if any, and their counsel, and make such changes in any such document prior to the filing thereof as Merrill Lynch, such one firm of legal counsel for the Holders, such managing underwriters or their counsel may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel and shall not at any time make any filing of any such document of which Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel shall not have previously been advised and furnished a copy or to which Merrill Lynch, one firm of legal counsel to the Holders, the managing underwriters and their counsel shall reasonably object; PROVIDED that the provisions of this paragraph (p) shall not apply to any document filed by the Company pursuant to the 1934 Act which is incorporated or deemed to be incorporated by reference in any Registration Statement or Prospectus;

          (q) use its reasonable efforts to cause the Exchange Securities, if applicable, and, in the event of a Shelf Registration, the Debt Securities to be rated with not more than two rating agencies selected by the Company, if so requested by the Majority Holders or by the managing underwriters of an underwritten offering of Registrable Securities, if any, unless the Exchange Securities or the Registrable Securities, as the case may be, are already so rated or unless the Company has obtained such ratings for its long-term debt securities generally;

          (r) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of
     Section 11(a) of the 1933 Act and Rule 158 thereunder; PROVIDED that the Company's obligations under this paragraph (r) shall be satisfied by the filing of its quarterly and annual reports on Forms 10-K and 10-Q; and

          (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any managing underwriters and their counsel.

          In the case of a Subject Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) (i) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as, in the reasonable opinion of the Company, is required for inclusion in the Subject Registration Statement (which requests may be given to a single firm of legal counsel for the Holders), and (ii) further require each Holder of Registrable Securities, through one firm of legal counsel on behalf of all such Holders, to furnish to the Company comments on the Subject Registration Statement and the Prospectus included therein or any amendment or supplement to any of the foregoing not later than such times as the Company reasonably may request.

          In the case of a Subject Registration Statement, each Holder agrees and, in the case of the Exchange Offer Registration Statement, each Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) or Section 3(k) hereof (it being understood and agreed that, for purposes of this paragraph, all references in Sections 3(e)(ii)-(vi) and Section 3(k) to a "Subject Registration Statement", a "Shelf Registration Statement" or a "Registration Statement" shall be deemed to mean and include the Shelf Registration Statement, the Purchaser Shelf Registration Statement or the Exchange Offer Registration Statement or all or any combination thereof (as the context requires), MUTATIS MUTANDIS), such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement and discontinue use of the Prospectus included therein until such Holder's or Participating Broker-Dealer's receipt, as the case may be, of (A) copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (B) notice from the Company that the sale of the Registrable Securities may be resumed , and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) or 3(k) hereof, the Company shall be deemed to have used its reasonable efforts to keep such Registration Statement effective during such period of suspension, PROVIDED that the Company shall use its reasonable efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Registration Statement or the related Prospectus and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or the date on which the Company has given notice that the sale of Registrable Securities may be resumed, as the case may be. Each Holder of Registrable Securities hereby agrees that it will at all times use the then most current preliminary prospectus or Prospectus (as the case may be), as then amended or supplemented, which has been provided to it by the Company in connection with the resale or transfer of any Registrable Securities pursuant to a Registration Statement or Prospectus.

          4. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each Initial Purchaser, each Holder and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including (subject to Section 5(c) below) the reasonable fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in the event that Merrill Lynch, Pierce, Fenner & Smith Incorporated is not an indemnified party, by a majority of the indemnified parties), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
     Section 5(a);

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser, any Holder or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Initial Purchaser or Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities (or any person who controls such Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) if a copy of the Prospectus (as then amended or supplemented and furnished by the Company to such Initial Purchaser or Holder, as the case may be) was not sent or given by or on behalf of such Initial Purchaser or Holder, as the case may be, to such person, if such is required by law, at or prior to the sale of such Registrable Securities or Exchange Securities and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Registrable Securities and the other Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement in question) and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement or the contribution agreement set forth in Section 5(d) below. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one legal counsel (which shall be selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in the event that Merrill Lynch, Pierce, Fenner & Smith Incorporated is not an indemnified party, by a majority of the indemnified parties) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this
Section 5 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Initial Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Initial Purchasers and the Holders, as incurred; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Initial Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand, the Initial Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Securities or Registrable Securities, as the case may be, included in such offering, and (ii) the relative fault of the Company on the one hand, the Initial Purchasers on another hand, and the Holders on another hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement in question, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          6. MISCELLANEOUS. (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC (PROVIDED that the obligations of the Company under any such similar rules or regulations shall not be more burdensome in any substantial respect than those referred to in clauses (x) or
(y)). Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; PROVIDED, HOWEVER, that to the extent any provision of this Agreement relates to the Purchaser Shelf Registration Statement or otherwise to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions thereof may be given, by Merrill Lynch; and PROVIDED, FURTHER, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the

Company and Merrill Lynch to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein.

          (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier providing overnight delivery (i) if to a Holder, at its address appearing in the Securities Register (as defined in the Indenture) or at such other address as shall have been given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address care of Merrill Lynch, Pierce, Fenner & Smith Incorporated set forth in the Purchase Agreement, and (ii) if to the Company initially at the Company's address set forth in the Purchase Agreement, or in each case to such other address notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier providing overnight delivery.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement, the Indenture or the Offering Memorandum dated May 25, 1995; and PROVIDED, FURTHER, that Holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) THIRD PARTY BENEFICIARY. The Holders from time to time shall each be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (I) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                          ----------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   CONSOLIDATED FREIGHTWAYS, INC.


                                   By
                                     ---------------------------------
                                       Name:
                                       Title:

Confirmed and accepted as of
 the date first above written:

MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated


By
   ---------------------------
   Name:
   Title:

   Investment Banking Group

GOLDMAN, SACHS & CO.


By
   ---------------------------
      (Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.


By
   ---------------------------
   Name:
   Title:

SALOMON BROTHERS INC


By
   ---------------------------
   Name:
   Title: